- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      MCDONALD & COMPANY INVESTMENTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      MCDONALD & COMPANY INVESTMENTS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:

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

                                                   MCDONALD & COMPANY
                                                   INVESTMENTS, INC.
                                                  800 SUPERIOR AVENUE
                                           CLEVELAND, OH 44114 - 216/443-2300


                                                                   June 30, 1994

T.M. O'DONNELL
CHAIRMAN

         To the Stockholders of McDonald & Company Investments, Inc.:

              This year's Annual Meeting of Stockholders will be held at 9:30 A.M. (EDT), on Wednesday, August 3, 1994, at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio.

              We will be reporting on your Company's activities and you will have an opportunity to ask questions about our operations.

              We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

              On behalf of the Board of Directors and management of McDonald & Company Investments, Inc., I would like to thank you for your continued support and confidence.

                                            Sincerely yours,

                                            THOMAS M. O'DONNELL

                               MCDONALD & COMPANY
                               INVESTMENTS, INC.
                              800 SUPERIOR AVENUE
                              CLEVELAND, OH 44114


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 3, 1994

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of McDonald & Company Investments, Inc. (the "Company") will be held at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio, on Wednesday, August 3, 1994 at 9:30 A.M. (EDT), for the following purposes:

          1. To elect two Directors of the class whose three-year term of office will expire in 1997; and

          2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Holders of Common Stock of record as of the close of business on June 10, 1994 are entitled to receive notice of and vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed Proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

                                            By order of the Board of Directors

                                            THOMAS F. MCKEE
                                              Secretary
Cleveland, Ohio
June 30, 1994

                               MCDONALD & COMPANY
                               INVESTMENTS, INC.

                                PROXY STATEMENT

                            MAILED ON JUNE 30, 1994

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 1994

                               ------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of McDonald & Company Investments, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on August 3, 1994, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR the election of each of the individuals nominated by the Board of Directors. A stockholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

     The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on June 10, 1994. On that date, there were outstanding and entitled to vote 9,198,411 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. The Company's Certificate of Incorporation does not provide for cumulative voting rights.

     The costs of soliciting Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company's Directors, officers and employees, without additional compensation, may solicit proxies by telephone, mail and personal interview.

     At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other proposals, "abstain", will be counted as shares present for purposes of determining whether a quorum is present.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum.

     Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors.

     Pursuant to the Company's By-Laws, all other questions and matters brought before the meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate of Incorporation. In voting for such other matters, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of such proposal.

THE COMPANY

     McDonald & Company Investments, Inc. is a holding company which was incorporated under the laws of the State of Delaware on May 20, 1983, and through its principal subsidiary, McDonald & Company Securities, Inc. ("McDonald Securities"), operates a regional investment banking, investment advisory, and brokerage business. As used in this Proxy Statement, the "Company" refers, unless the context requires otherwise, to McDonald & Company Investments, Inc. and its subsidiaries. The Company succeeded to the business of McDonald & Company, a partnership (the "Partnership") on July 20, 1983.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock of
(i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the executive officers named in the Summary Compensation Table included elsewhere herein, and (iv) all Directors and executive officers as a group as of June 10, 1994 and the percentage of the outstanding shares represented thereby:

                                                                                 PERCENT
  NAME OF BENEFICIAL OWNER, DIRECTOR, EXECUTIVE       AMOUNT AND NATURE OF         OF
      OFFICER OR NUMBER OF PERSONS IN GROUP          BENEFICIAL OWNERSHIP(1)      CLASS
- - -------------------------------------------------    -----------------------     -------
Peter R. Kellogg (2)
  115 Broadway
  New York, New York 10006.......................             600,000              6.35%
Bennett E. Bidwell(3)............................               3,988(7)              *
Rena J. Blumberg(3)..............................               5,040(7)              *
Eugene H. Bosart III(4)..........................              58,159(8)              *
Robert T. Clutterbuck(4).........................              95,372(7)(8)        1.01
David W. Ellis III(4)............................              55,979(8)              *
James A. Karman(3)...............................               5,040(7)              *
David W. Knall(4)................................             136,590              1.44
Frederick R. Nance(3)............................               2,770(7)              *
Willard E. Carmel(5).............................             205,728(9)           2.81
Thomas M. O'Donnell(6)...........................             166,166(8)           1.76
William B. Summers, Jr.(6).......................             171,141(7)(8)        1.81
Donald E. Weston(6)..............................             303,150(8)           3.21
All Directors and executive officers
  as a group (22 persons)........................           1,654,336(7)(8)       17.50

- - ---------------

* Less than one percent.

(1) Does not include vested beneficial interests in certain of the Company's employee benefit plans. See "Compensation of Executive Officers."

(2) Based solely upon information contained in a Schedule 13D filed with the Securities and Exchange Commission.

(3) Director of the Company.

(4) Executive officer of the Company.

(5) Director and officer of the Company.

(6) Director and executive officer of the Company.

(7) Includes the following number of shares of Common Stock which such individual or group had the right to acquire within 60 days of the date of the mailing of this Proxy Statement through the exercise of stock options:
    1,920 shares (Mr. Bidwell); 3,840 shares (Ms. Blumberg); 2,400 shares (Mr. Clutterbuck); 3,840 shares (Mr. Karman); 1,920 shares (Mr. Nance); 6,000 shares (Mr. Summers); and 64,200 shares (all Directors and executive officers as a group). These individuals directly own the balance of their shares. For purposes of calculating the percentage of outstanding shares beneficially owned by such individual or group, the shares which such individual or group had the right to acquire during that period by exercise of stock options are deemed to be outstanding.

(8) Includes shares of Common Stock owned under the Company's 1992 Restricted Stock Bonus Plan and 1993 Stock Bonus Plan.

(9) Includes 60,000 shares of Common Stock owned by Mr. Carmel's spouse and 40,000 shares of Common Stock owned by a partnership, of which Mr. Carmel is a partner.

                             ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes with the term of office of one class expiring each year. At the Annual Meeting, two Directors will be elected to serve a three-year term until the Annual Meeting in 1997 and until their successors have been elected and qualified. At its May 4, 1994 meeting, the Board of Directors nominated Thomas
M. O'Donnell and Donald E. Weston to stand for election as Directors at the Annual Meeting. Messrs. O'Donnell and Weston are presently Directors of the Company.

     Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the two nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death of or inability to act of either of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than two nominees or for persons other than those named below and any such substitute nominee for any of them.

     The following table lists the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual, including the year certain individuals were partners in the Partnership, the predecessor to the Company's business.

                             NOMINEES FOR ELECTION

                                                           PRINCIPAL OCCUPATION
               NAME                   AGE                  AND DIRECTORSHIPS(1)
- - ----------------------------------    ---     -----------------------------------------------

Thomas M. O'Donnell (2)(5)(8)         58      Director of the Company since June 7, 1983;
                                                Chairman of the Board of the Company and
                                                McDonald Securities since April 1, 1989;
                                                Chief Executive Officer of the Company and
                                                McDonald Securities from April 1, 1989 to
                                                January 1, 1994; President of the Company and
                                                McDonald Securities from July 23, 1984 to
                                                April 1, 1989; Secretary of the Company from
                                                June 7, 1983 to July 23, 1984; Managing
                                                Director (Corporate Finance and Special
                                                Products) and Secretary of McDonald Securi-
                                                ties from June 7, 1983 to July 23, 1984;
                                                Partner from 1968 to 1990 and Managing
                                                Partner from 1989 to 1990.

Donald E. Weston (2)                  59      Director of the Company since October 4, 1991;
                                                Chairman and Chief Executive Officer of the
                                                Gradison Division of McDonald Securities
                                                since October 4, 1991; Chairman of the Board
                                                and Chief Executive Officer of Gradison &
                                                Company Incorporated from January, 1982 to
                                                October 4, 1991; Trustee and Chairman of the
                                                Board of the Gradison-McDonald U.S. Govern-
                                                ment Trust from January, 1982 to September
                                                27, 1993, of the Gradison Growth Trust since
                                                August, 1983, of the Gradison-McDonald Gov-
                                                ernment Income Fund since September, 1987 and
                                                of the Gradison-McDonald Municipal Custodian
                                                Trust since September, 1992.

                         DIRECTORS CONTINUING IN OFFICE

                                                           PRINCIPAL OCCUPATION
               NAME                   AGE                  AND DIRECTORSHIPS(1)
- - ----------------------------------    ---     -----------------------------------------------

William B. Summers, Jr. (3)(5)        44      Director of the Company since June 7, 1983;
                                                Chief Executive Officer of the Company and
                                                McDonald Securities since January 1, 1994;
                                                President of the Company and McDonald Se-
                                                curities since April 1, 1989; Executive Vice
                                                President of the Company and McDonald Se-
                                                curities from November 1, 1988 to April 1,
                                                1989; Managing Director (Fixed Income Insti-
                                                tutional Sales) of McDonald Securities from
                                                June 7, 1983 to November 1, 1988; Partner
                                                from 1975 to 1990.

Bennett E. Bidwell (3)(6)(7)(8)       67      Director of the Company since February 18,
                                                1992; Retired; Chairman of the Pentastar
                                                Transportation Group, Inc., a subsidiary of
                                                Chrysler Corporation from January, 1991 to
                                                December, 1992; Chairman of Chrysler Motors
                                                Corp. from November, 1988 to December, 1990;
                                                President, Product & Marketing, Chrysler
                                                Motors Corp. from January, 1988 to November,
                                                1988; Vice Chairman of Chrysler Corporation
                                                from 1985 to 1988.

Frederick R. Nance (3)(6)(7)          40      Partner since 1987 and member of the Manage-
                                                ment Committee of Squire, Sanders & Dempsey,
                                                Attorneys-at-Law, Cleveland, Ohio. Mr. Nance
                                                also serves on the board of various civic and
                                                charitable organizations, including St.
                                                Ignatius High School, Ohio State Legal
                                                Services Association, Parmadale and the
                                                Cleveland State University Foundation.

Willard E. Carmel (4)(5)(6)           64      Director of the Company since June 7, 1983;
                                                Chairman of the Board (Retired) of the Com-
                                                pany since 1989; Investment Broker of Mc-
                                                Donald Securities since April 1, 1989;
                                                Chairman of the Board of the Company and
                                                McDonald Securities from June 7, 1983 to
                                                April 1, 1989; President of the Company and
                                                McDonald Securities from June 7, 1983 to July
                                                23, 1984; Partner from 1965 to 1989 and
                                                Managing Partner from 1979 to 1989.

                                                           PRINCIPAL OCCUPATION
               NAME                   AGE                  AND DIRECTORSHIPS(1)
- - ----------------------------------    ---     -----------------------------------------------

James A. Karman (4)(6)(7)(8)          57      Director of the Company since May 1, 1990;
                                                President and Chief Operating Officer for
                                                more than five years of RPM, Inc., Medina,
                                                Ohio, a diversified manufacturer of products
                                                for the waterproofing, corrosion control and
                                                general maintenance markets, and products for
                                                the do-it-yourself homeowner and hobby
                                                markets.

Rena J. Blumberg (4)(6)               59      Director of the Company since July 31, 1990;
                                                Community Relations Director for more than
                                                five years for WRMR-AM/WDOK-FM radio
                                                stations, Cleveland, Ohio; Community Con-
                                                sultant since 1988 for Sun Newspapers, Inc.,
                                                Cleveland, Ohio, a publisher of suburban
                                                newspapers. Ms. Blumberg also serves as a
                                                Director of Blue Cross/Blue Shield of Ohio,
                                                Inc., as a Trustee of Brandeis University,
                                                and as a director of various other civic and
                                                charitable organizations.

- - ---------------

(1) The following Directors of the Company also serve as directors for the publicly-held corporations listed opposite their names below:

               Bennett E. Bidwell                 Kerr McGee Corporation
               James A. Karman                    RPM, Inc.
               Thomas M. O'Donnell                Seaway Food Town, Inc.

(2) Term as Director expires in 1994. Nominee for election to three-year term to expire in 1997.

(3) Term as Director expires in 1995.

(4) Term as Director expires in 1996.

(5) Member of the Management Committee.

(6) Member of the Compensation Committee.

(7) Member of the Audit Review Committee.

(8) Member of the Nominating Committee.



        The Company pays its Directors who are not employees of the Company an annual retainer of $6,000 plus $1,500 for each Board of Directors meeting attended and $500 for each Committee meeting. Effective for Committee meetings held after January 26, 1994, each Director who is not an executive officer of the Company receives $1,000 for each Committee meeting attended. The Board of Directors generally meets quarterly.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Management Committee, an Audit Review Committee, a Compensation Committee and a Nominating Committee, the members of each of which are indicated in the foregoing table.

     The Management Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Management Committee met once during the last fiscal year. The Audit Review Committee reviews the activities of the Company's internal auditors and independent public accountants, as well as various Company policies and practices. The Audit Review Committee met three times during the last fiscal year. The Compensation Committee is responsible for the determination of compensation payable to the executive officers of the Company and McDonald Securities. The Compensation Committee is also responsible for the administration of the Company's 1992 Restricted Stock Bonus Plan and 1993 Stock Bonus Plan and has the authority, under both Plans, to determine to whom shares are granted, the number of shares granted and the time the shares are granted, all subject to the provisions of the Plans. The Compensation Committee met four times during the last fiscal year. The Nominating Committee reviews potential candidates for election as Directors of the Company and makes recommendations to the Board of Directors as to nominees for election. The Nominating Committee did not meet during the last fiscal year. Stockholders of the Company desiring to submit names of potential candidates for consideration by the Nominating Committee for election as Directors of the Company may do so by writing to the Chairman of the Nominating Committee, at the address of the Company's principal executive offices, 800 Superior Avenue, Cleveland, Ohio 44114.

     The Company's Board of Directors met four times during the last fiscal year. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served during the period for which he or she was a member of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors includes Willard E. Carmel, the Chairman of the Board (Retired) of the Company and an Investment Broker of McDonald Securities.

     Frederick R. Nance, a member of the Compensation Committee of the Board of Directors, is a partner in the law firm of Squire, Sanders & Dempsey, which rendered legal services to the Company during fiscal 1994.

CERTAIN TRANSACTIONS

     In the ordinary course of its business McDonald Securities has extended credit to employees, including Directors and officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for each of the fiscal years ended March 25, 1994, March 26, 1993 and March 27, 1992 of those persons who were (i) the chief executive officers during the fiscal year ended March 25, 1994 and (ii) the other four most highly compensated executive officer of the Company for the fiscal year ended March 25, 1994 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                             ANNUAL COMPENSATION                      ------------------------
                           -------------------------------------------------------                  NUMBER OF
                                                                      OTHER ANNUAL    RESTRICTED    SECURITIES       ALL OTHER
   NAME AND PRINCIPAL                                                   COMPEN-         STOCK       UNDERLYING        COMPEN-
        POSITION           YEAR     SALARY       BONUS               SATION(3)(4)    AWARDS(2)     OPTIONS(7)      SATION(3)(5)
- - ------------------------   ----    --------    ----------             ------------    ----------    ----------    ---------------
Thomas M. O'Donnell        1994    $165,000    $  330,000               $ 12,150             --           --          $ 5,224
Chairman of the            1993     165,000       418,750                  5,963       $121,573           --            8,021
Board and former Chief     1992     165,000       411,250                     --         44,160           --               --
Executive Officer of
the Company and
McDonald Securities

William B. Summers, Jr.    1994     162,500       836,207(1)(2)            6,745             --       30,000            6,328
President and Chief        1993     145,833       467,500                  5,102        138,604           --            8,685
Executive Officer          1992     137,500       422,188                     --         45,931           --               --
of the Company and
McDonald Securities

David W. Knall             1994           0     1,985,181(6)               6,745             --           --                0
Managing Director,         1993           0     1,633,593(6)               5,102              0           --                0
Investment Broker and      1992           0     1,290,075(6)                  --              0           --               --
Resident Manager
(Indianapolis, IN) of
McDonald Securities

David W. Ellis III         1994      35,000     1,098,080(1)(2)(6)         6,745             --           --            1,803
Senior Vice President,     1993      17,500       958,462                 15,152              0           --              768
Fixed Income Asset         1992           0       307,206(8)                  --              0           --               --
Management, Gradison
Division of McDonald
Securities

Eugene H. Bosart III       1994           0       853,007(6)               6,745             --           --            8,773
Managing Director,         1993           0       598,169(6)               5,102              0           --           11,565
(Regional Sales Manager    1992           0       544,644(6)                  --              0           --               --
- - --Michigan) of McDonald
Securities

Robert T. Clutterbuck,     1994     110,000       641,164(1)(2)            6,745             --       12,000            5,155
Treasurer of the           1993     108,333       407,499                  5,102        117,779           --            6,480
Company, Executive         1992     100,000       318,722                     --         29,095           --               --
Managing Director and
  Chief Financial
Officer of McDonald
Securities

- - ---------------

     No Named Executive Officer received personal benefits or perquisites during fiscal 1994 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(1) For Mr. Summers, Mr. Ellis, and Mr. Clutterbuck, the bonus amount reported includes, in addition to cash compensation, amounts granted for fiscal 1994 under the Company's 1993 Stock Bonus Plan. Shares were valued at the closing price of the Company's Common Stock on the dates of grant. The number of shares and the value of the shares of Common Stock granted to each of these individuals during fiscal 1994 was as follows: 11,893 shares valued at $163,807 (Mr. Summers); 2,837 shares valued at $45,037 (Mr. Ellis); and 8,990 shares valued at $123,163 (Mr. Clutterbuck).

(2) The cumulative number of shares and value of each executive's cumulative restricted stock awards at March 25, 1994 was 14,761 shares valued at $230,641 (Mr. O'Donnell), 28,272 shares valued at $441,750 (Mr. Summers), 2,837 shares valued at $44,328 (Mr. Ellis), and 21,758 shares valued at $339,969 (Mr. Clutterbuck). For fiscal 1994 under the 1993 Stock
    Bonus Plan, shares are restricted from transfer for a period of two years from the date of grant. For fiscal years 1993 and 1992, shares granted under the 1992 Restricted Stock Bonus Plan were subject to vesting requirements. Shares awarded under the terms of the 1992 Restricted Stock Bonus Plan vest on the first day of June two years subsequent to the fiscal year with respect to which such awards were made. Dividends were paid on the shares issued pursuant to the 1992 Restricted Stock Bonus Plan and the 1993 Stock Bonus Plan.

(3) In accordance with the transitional provisions of the rules on executive officer compensation adopted by the Securities and Exchange Commission, amounts under "Other Annual Compensation" and "All Other Compensation" are excluded for the Company's 1992 fiscal year.

(4) For fiscal 1994, includes amounts contributed to the McDonald & Company Securities, Inc. Retirement Savings Plan and, for Mr. O'Donnell, the compensatory value of above-market interest earned on deferred compensation. For the fiscal year ended March, 1993, includes amounts contributed to the Company's Profit Sharing Plan and the Company's Employee Stock Ownership Plan for each of the Named Executive Officers (except David W. Ellis III for whom the amount represents the contribution to the Gradison Retirement Savings Plan) and, for Mr. O'Donnell, the compensatory value of above-market interest earned on deferred compensation.

(5) Includes the compensation value of Split Dollar Life Insurance premiums and Executive Supplemental Life Insurance premiums for each of the Named Executive Officers.

(6) Bonuses for Messrs. Knall, Ellis, and Bosart include (i) sales commissions, representing a percentage of gross commissions on sales, (ii) incentive bonuses, based on a formula relating to net commissions on sales and, (iii) with respect to Messrs. Knall and Bosart, a sales manager's bonus, representing a discretionary bonus earned as resident or regional manager. Sales commissions for Messrs. Knall, Ellis, and Bosart, respectively, for the 1994 fiscal year equalled $1,747,155, $966,745, and $535,550, for the
    1993 fiscal year equalled $1,402,210, $848,825 and $302,550; and for the
    1992 fiscal year equalled $1,139,284, $285,964 and $284,697. Incentive bonuses for Messrs. Knall, Ellis, and Bosart, respectively, for the 1994 fiscal year were $192,813, $131,335 and $58,932; for the 1993 fiscal year were $182,942, $109,637 and $51,366; and for the 1992 fiscal year were $117,578, $21,242 and $36,966. The branch manager's bonus for the Messrs. Knall and Bosart, respectively, for the 1994 fiscal year were $45,213 and $258,525; for the 1993 fiscal year were $48,411 and $244,253; and for the 1992 fiscal year were $33,213 and $222,981.

(7) Options were awarded under the Company's Stock Option Plan, vest in equal amounts over five years after the date of grant and expire ten years after the date of grant.

(8) Mr. Ellis joined McDonald Securities on October 4, 1991. He was formerly an executive officer at Gradison & Company Incorporated.

OPTION GRANTS

     The following table sets forth information concerning options granted during the fiscal year ended March 25, 1994, to the Named Executive Officers under the Company's Stock Option Plan:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
- - ----------------------------------------------------------------------------------------------
                                     NUMBER OF                                                      POTENTIAL REALIZABLE VALUE
                                     SECURITIES     % OF TOTAL                                       AT ASSUMED ANNUAL RATES
                                     UNDERLYING      OPTIONS                                       OF STOCK PRICE APPRECIATION
                                      OPTIONS       GRANTED TO     EXERCISE                              FOR OPTION TERM
                                      GRANTED      EMPLOYEES IN    OR BASE       EXPIRATION      --------------------------------
                NAME                    (1)        FISCAL YEAR      PRICE           DATE               5%               10%
                ----                 ----------    ------------    --------    ---------------   --------------     -------------
Thomas M. O'Donnell................     0            N.A.           N.A.            N.A.               N.A.                N.A.
William B. Summers, Jr.............    30,000        29.4%         $12.708     April 27, 2003      $239,760            $607,590
David W. Knall.....................     0            N.A.           N.A.            N.A.               N.A.                N.A.
David W. Ellis III.................     0            N.A.           N.A.            N.A.               N.A.                N.A.
Eugene H. Bosart III...............     0            N.A.           N.A.            N.A.               N.A.                N.A.
Robert T. Clutterbuck..............    12,000        11.7           12.604      June 2, 2003         95,112             241,032

- - ---------------

(1) The options were granted at an exercise price equal to the market value of the Common Stock at the date of grant. The options vest over a period of five years from the date of grant and expire ten years from the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of options to purchase the Company's Common Stock by the Named Executive Officers and unexercised options to purchase the Company's Common Stock for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND MARCH 25, 1994 OPTION VALUE

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                              NUMBER OF                            OPTIONS AT                   IN-THE-MONEY OPTIONS
                               SHARES                            FISCAL YEAR-END                AT FISCAL YEAR-END(1)
                             ACQUIRED ON      VALUE       -----------------------------     -----------------------------
           NAME               EXERCISE       REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - --------------------------   -----------     --------     -----------     -------------     -----------     -------------
Thomas M. O'Donnell                --           $0               0                 0               $0               $0
William B. Summers, Jr.            --            0               0            30,000                0          $87,510
David W. Knall                     --            0               0                 0                0                0
David W. Ellis III                 --            0               0                 0                0                0
Eugene H. Bosart III               --            0               0                 0                0                0
Robert T. Clutterbuck              --            0               0            12,000                0          $36,252

- - ---------------

(1) Based on the difference between the exercise price of the options and the closing price of the Common Stock on the New York Stock Exchange on March 25, 1994.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors reviews the Company's existing and proposed executive compensation plans and makes recommendations to the Board of Directors regarding such plans and the awards to be made thereunder. All members of the Committee, with the exception of Willard E. Carmel, are outside Directors.

COMPENSATION PHILOSOPHY

     The Company seeks to provide executives with compensation that rewards individual performance during the year and provides incentives to executives to improve the long-term performance of the Company. The Company has traditionally paid relatively modest base salaries to its salaried officers and has supplemented these salaries with performance-based bonuses. A portion of these bonuses are paid in shares of Common Stock.

     In 1993, Congress adopted Section 162(m) of the Internal Revenue Code.
Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162(m). While the Committee believes it is essential that there be a correlation between the Company's performance and the compensation of its executive officers, it believes that the criteria under Section 162(m) necessary for items of compensation to qualify as "performance based" unduly limits the Committee's flexibility in determining compensation arrangements and in administering compensation programs. Therefore, the Committee has determined not to make changes to the Company's compensation programs or to the composition of the Committee in response to the adoption of Section 162(m). However, the Committee has determined to require that all amounts in excess of $1,000,000 which may be paid to an executive subject to Section 162(m) must be deferred to subsequent periods pursuant to a deferred compensation program.

FISCAL 1994 COMPENSATION DECISIONS

     SALARIES. Investment brokers generally receive minimal or no base salaries, and are compensated primarily or exclusively on a commission basis. In making decisions on base salaries, the Committee evaluated the performance of each individual considered during the prior year, the Company's results of operations and the responsibilities of the executive officers. In keeping with its desire to base much of the compensation of the Company's executives on performance during the year, the Committee generally determined to make only modest changes in the base salaries of certain executives due to their new positions and increased responsibilities, and to maintain salaries for most other executive officers at the same level as the prior year.

     BONUSES. The bonuses paid to the Company's executive officers for fiscal 1994 were awarded under its incentive bonus program. Participants in this program have an opportunity to earn significant cash bonuses based on the Company's financial performance, as compared to certain other regional investment firms, and the participant's performance during the fiscal year.

     The amount allocated to the incentive bonus plan for fiscal 1994 was based on the Committee's assessment of the Company's financial performance as compared to prior years and to the performance of five other regional investment banking firms. Certain of the companies used for comparative purposes are included in the Lipper Regional Brokerage Firm Index, and were chosen because their mix of business was deemed comparable to that of the Company. In measuring the Company's comparative performance, the Committee considered various financial ratios, including pre-tax return on revenues, average equity and average capital, revenues and pre-tax earnings per employee, compensation as a percentage of net revenues, pre-tax earnings gain, common stock performance, increase in equity capital and profit margin improvement. The incentive bonuses paid to individual executives were based upon the Committee's assessment of their individual performance. An executive's individual performance is measured primarily by reference to the volume of business generated by or under the direction of an executive during the fiscal year.

     STOCK OPTIONS AND BONUSES. The Company has established a stock bonus plan, which provides for participants to receive a portion of their annual incentive bonus, which would otherwise be paid in cash, in shares of the Company's Common Stock. In general, the portion of an incentive bonus that is payable in Common Stock increases with the size of a participant's incentive bonus in accordance with a formula set forth in the Stock Bonus Plan. The amount of awards to each executive officer of the Company who participated in the Stock Bonus Plan were determined by reference to this formula. Participation in the Stock Bonus Plan was not optional for the participants, except for certain age and stock ownership limitations.

     The Committee also granted options to purchase Common Stock under its stock option plan, which expired on June 6, 1993. In an effort to provide a greater incentive to serve and promote the interests of the Company and its stockholders, the Committee granted options to purchase 74,400 shares of Common Stock to the executive officers of the Company. All option awards were made at the fair market value of a share of Common Stock on the date of grant, vest over a five-year period commencing on the first anniversary of the date of grant and expire ten years from the date of grant. In determining the executive officers who would receive options and the number of options to be granted to each executive officer, the Committee considered each recipient's appropriate level of long-term incentive compensation including, among other things, the performance, experience and responsibilities of the individuals in question. The amount of an individual's share ownership and the number of options previously awarded to that individual were not a factor in the Committee's decisions with respect to option awards.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Thomas M. O'Donnell was Chief Executive Officer of the Company until January 1, 1994 when William B. Summers, Jr. assumed that title. The Committee determined not to make any adjustments to Mr. O'Donnell's base salary for the year. The Committee increased Mr. Summers' base salary for the year in order to provide a level of compensation that it deemed appropriate in light of his assumption of the responsibilities of Chief Executive Officer of the Company.

     Messrs. O'Donnell and Summers participate in the incentive bonus program and, as with other participants, the Committee's decisions concerning their bonuses are based primarily upon its assessment of their individual performance. However, because of responsibilities associated with their positions, the Committee primarily measured their performance by reference to the

Company's financial performance and its assessment of their contributions to achieving strategic objectives during the year.

     In determining the amount of Mr. O'Donnell's bonus, the Committee considered the fact that as Chairman, Mr. O'Donnell's responsibilities now focused primarily on the development and maintenance of client relationships and community involvement, while Mr. Summers has assumed responsibility to manage the Company's operations and has direct responsibility for its financial performance. Consequently, the Committee determined that the amount of Mr. O'Donnell's bonus for fiscal 1994 should provide incentives for him to continue his efforts to accomplish these business objectives. In light of Mr. Summers' responsibilities, the Committee decided that his bonus should reflect the significant improvement in the Company's revenues and profitability during the year. The Committee also awarded options to purchase 30,000 shares of Common Stock to Mr. Summers, in order to provide additional long-term incentives to him. The number of options awarded to Mr. Summers was based upon the Committee's subjective judgment concerning the appropriate level of his long-term incentive compensation.

                                            THE COMPENSATION COMMITTEE

                                              James A. Karman, Chairman
                                              Bennett E. Bidwell
                                              Rena J. Blumberg
                                              Willard E. Carmel
                                              Frederick R. Nance

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the Lipper Regional Brokerage Firm Index for the period from March 31, 1989 to March 31, 1994. The companies comprising the Lipper Regional Brokerage Firm Index are:
Advest Group, Inc.; Alex. Brown & Sons, Inc.; First Albany Companies, Inc.; InterRegional Financial Group, Inc.; Interstate/Johnson Lane, Inc.; Kinnard Investments, Inc.; Legg Mason, Inc.; Morgan Keegan & Company, Inc.; Piper Jaffray Companies, Inc.; Raymond James Financial, Inc.; Rodman & Renshaw Capital Group, Inc.; Scott & Stringfellow Financial, Inc.; Southwest Securities Group, Inc.; Stifel Financial Corp.; and the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at March 31, 1989 and that all dividends, if any, were reinvested.

                   COMPARISON OF THE COMPANY'S COMMON STOCK,
           S&P 500 INDEX AND THE LIPPER REGIONAL BROKERAGE FIRM INDEX

                                                                  LIPPER RE-
      MEASUREMENT PERIOD          MCDONALD &                      GIONAL FIRM
    (FISCAL YEAR COVERED)        COMPANY (MDD)   S&P 500 (S&P)    INDEX (LRI)
3/31/89                             100              100             100
3/31/90                              82              119             107
3/31/91                             100              136             131
3/31/92                             166              151             245
3/31/93                             247              174             273
3/31/94                             269              177             299

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.

     A representative of the firm of Ernst & Young, the Company's independent auditors, will be present at the Annual Meeting and will have an opportunity to make a statement if so desired and to respond to appropriate questions from stockholders.

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1995 must do so no later than March 2, 1995. To be eligible for inclusion in the 1995 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY STOCKHOLDER, THE COMPANY WILL MAIL, AT NO CHARGE TO THE STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO:

                          MR. ROBERT T. CLUTTERBUCK
                          TREASURER
                          MCDONALD & COMPANY INVESTMENTS, INC.
                          800 SUPERIOR AVENUE
                          CLEVELAND, OHIO 44114

     You are urged to sign and return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                                            By order of the Board of Directors
                                            THOMAS F. MCKEE
                                              SECRETARY

June 30, 1994

                      MCDONALD & COMPANY INVESTMENTS, INC.
                                     PROXY
                ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 3, 1994
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints THOMAS M. O'DONNELL, WILLIAM B. SUMMERS, JR. and ROBERT T. CLUTTERBUCK, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of McDonald & Company Investments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at The National City Bank Auditorium, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio, on Wednesday, August 3, 1994, at 9:30 A.M.
(EDT), and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE TWO DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

    (1) ELECTION OF DIRECTORS

         / / FOR all nominees listed                                           / / WITHHOLD AUTHORITY
             (except as marked to the contrary below)                              to vote for all nominees listed

                    THOMAS M. O'DONNELL and DONALD E. WESTON

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

     ---------------------------------------------------------------------------
                                      (Continued and to be signed on other side)

PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) In their discretion to act on any other matter or matters which may properly come before the Annual Meeting.

                                                    Please date, sign and return
                                                    promptly in the accompanying
                                                    envelope.

                                                    Dated:................, 1994

                                                    ............................

                                                    Your signature to this Proxy
                                                    form should be exactly the
                                                    same as the name imprinted
                                                    hereon. Persons signing as
                                                    executors, administrators,
                                                    trustees or in similar
                                                    capacities should so
                                                    indicate. For joint
                                                    accounts, the name of each
                                                    joint owner must be signed.

    THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES LISTED ABOVE
                                               ---